DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

Registration No. 811-22050
FORM N-SAR
Annual Period Ended November 30, 2011

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Enhanced Global Dividend and Income
Fund (the "Fund"), the shareholders of the Fund voted to elect a Board of Trustees for the Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

To elect a Board of Trustees for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 11,826,776.854
PERCENTAGE OF OUTSTANDING SHARES 90.550%
PERCENTAGE OF SHARES VOTED 95.988%
SHARES WITH AUTHORITY WITHHELD 494,331.131
PERCENTAGE OF OUTSTANDING SHARES 3.784%
PERCENTAGE OF SHARES VOTED 4.012%

Patrick P. Coyne

SHARES VOTED FOR 11,843,590.396
PERCENTAGE OF OUTSTANDING SHARES 90.678%
PERCENTAGE OF SHARES VOTED 96.125%
SHARES WITH AUTHORITY WITHHELD 477,517.589
PERCENTAGE OF OUTSTANDING SHARES 3.656%
PERCENTAGE OF SHARES VOTED 3.875%

John A. Fry

SHARES VOTED FOR 11,832,325.771
PERCENTAGE OF OUTSTANDING SHARES 90.592%
PERCENTAGE OF SHARES VOTED 96.033%
SHARES WITH AUTHORITY WITHHELD 488,782.214
PERCENTAGE OF OUTSTANDING SHARES 3.742%
PERCENTAGE OF SHARES VOTED 3.967%

Anthony D. Knerr

SHARES VOTED FOR 11,844,123.004
PERCENTAGE OF OUTSTANDING SHARES 90.683%
PERCENTAGE OF SHARES VOTED 96.129%
SHARES WITH AUTHORITY WITHHELD 476,984.981
PERCENTAGE OF OUTSTANDING SHARES 3.651%
PERCENTAGE OF SHARES VOTED 3.871%

Lucinda S. Landreth

SHARES VOTED FOR 11,846,589.849
PERCENTAGE OF OUTSTANDING SHARES 90.701%
PERCENTAGE OF SHARES VOTED 96.149%
SHARES WITH AUTHORITY WITHHELD 474,518.136
PERCENTAGE OF OUTSTANDING SHARES 3.633%
PERCENTAGE OF SHARES VOTED 3.851%

Ann R. Leven

SHARES VOTED FOR 11,844,717.458
PERCENTAGE OF OUTSTANDING SHARES 90.687%
PERCENTAGE OF SHARES VOTED 96.134%
SHARES WITH AUTHORITY WITHHELD 476,390.527
PERCENTAGE OF OUTSTANDING SHARES 3.647%
PERCENTAGE OF SHARES VOTED 3.866%

Thomas F. Madison

SHARES VOTED FOR 11,835,018.004
PERCENTAGE OF OUTSTANDING SHARES 90.613%
PERCENTAGE OF SHARES VOTED 96.055%
SHARES WITH AUTHORITY WITHHELD 486,089.981
PERCENTAGE OF OUTSTANDING SHARES 3.721%
PERCENTAGE OF SHARES VOTED 3.945%

Janet L. Yeomans

SHARES VOTED FOR 11,838,226.089
PERCENTAGE OF OUTSTANDING SHARES 90.637%
PERCENTAGE OF SHARES VOTED 96.081%
SHARES WITH AUTHORITY WITHHELD 482,881.896
PERCENTAGE OF OUTSTANDING SHARES 3.697%
PERCENTAGE OF SHARES VOTED 3.919%

J. Richard Zecher

SHARES VOTED FOR 11,832,802.546
PERCENTAGE OF OUTSTANDING SHARES 90.596%
PERCENTAGE OF SHARES VOTED 96.037%
SHARES WITH AUTHORITY WITHHELD 488,305.439
PERCENTAGE OF OUTSTANDING SHARES 3.738%
PERCENTAGE OF SHARES VOTED 3.963%

At a Joint Special Meeting of Shareholders of Delaware Investments Global Dividend and Income
Fund, Inc. (the "Reorganizing Fund") and Delaware Enhanced Global Dividend and Income Fund
(the "Acquiring Fund"), the shareholders voted to approve an Agreement and Plan of
Reorganization (the "Agreement") providing for (i) the acquisition by the Acquiring Fund of substantially all of the assets, and certain of the liabilities, of the Reorganizing Fund, in exchange for newly issued common shares of the Acquiring Fund; (ii) the distribution of such newly issued common shares of the Acquiring Fund to holders of common shares of the Reorganizing Fund;
and (iii) the dissolution of the Reorganizing Fund thereafter at a meeting held on September 21,
2011.

The following proposal was submitted for a vote of the shareholders:

To approve an Agreement providing for (i) the acquisition by the Acquiring Fund of substantially all of the assets, and certain of the liabilities, of the Reorganizing Fund, in exchange for newly issued common shares of the Acquiring Fund; (ii) the distribution of such newly issued common shares of the Acquiring Fund to holders of common shares of the Reorganizing Fund; and (iii) the dissolution of the Reorganizing Fund thereafter.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Enhanced Global Dividend and Income Fund

SHARES VOTED FOR 7,193,833.530
PERCENTAGE OF OUTSTANDING SHARES 55.042%
PERCENTAGE OF SHARES VOTED 93.842%
SHARES VOTED AGAINST 231,863.116
PERCENTAGE OF OUTSTANDING SHARES 1.774%
PERCENTAGE OF SHARES VOTED 3.024%
SHARES ABSTAINED 240,269.421
PERCENTAGE OF OUTSTANDING SHARES 1.838%
PERCENTAGE OF SHARES VOTED 3.134%

Delaware Investments Global Dividend and Income Fund, Inc.

SHARES VOTED FOR 2,443,562.275
PERCENTAGE OF OUTSTANDING SHARES 51.015%
PERCENTAGE OF SHARES VOTED 91.513%
SHARES VOTED AGAINST 171,630.929
PERCENTAGE OF OUTSTANDING SHARES 3.583%
PERCENTAGE OF SHARES VOTED 6.428%
SHARES ABSTAINED 54,998.349
PERCENTAGE OF OUTSTANDING SHARES 1.148%
PERCENTAGE OF SHARES VOTED 2.059%

SUB-ITEM 77M:  Mergers

During the period ended November 30, 2011, Delaware Enhanced Global Dividend and Income
Fund became the surviving entity of a merger with Delaware Investments Global Dividend and
Income Fund, Inc. (the "Reorganizing Fund").  The Reorganizing Fund was de-listed on October
25, 2011.  Please see the shareholder report dated November 30, 2011 for more information.

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1.1 Agreement and Plan of Reorganization, by and between Delaware
Enhanced Global Dividend and Income Fund and Delaware Investments
Global Dividend and Income Fund, Inc. dated October 20, 2011, attached as Exhibit.

77.Q.1.2 Amended and Restated Exhibit A to the Investment Management
Agreement (January 4, 2010) between Delaware Enhanced Global
Dividend and Income Fund and Delaware Management Company, a series of Delaware Management Business Trust, dated October 24, 2011, attached as Exhibit.
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